 EXHIBIT 32: Rule 13a-14(b) Certifications

The undersigned officers certify that this report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Advanced Battery Technologies, Inc.

A signed original of this written statement required by Section 906 has been provided to Advanced Battery Technologies, Inc. and will be retained by Advanced Battery Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

November 12, 2008

   /s/ Zhiguo Fu

     Zhiguo Fu (Chief Executive Officer)

November 12, 2008

   /s/ Dahe Zhang

   Dahe Zhang (Chief Financial Officer)